Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Hemispherx Biopharma, Inc. of our report dated March 30, 2018, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Hemispherx Biopharma, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus, which is a part of this Registration Statement.

/s/ RSM US LLP

Blue Bell, Pennsylvania

December 27, 2018